UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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NATIONAL HOLDINGS CORPORATION
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The following are excerpts of a portion of the transcript of National Holdings Corporation (“National,” “we, or our”) second quarter 2014 earnings conference call held on May 13, 2014:

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Robert Fagenson — National Holdings Corporation Co-Executive Chairman

You are going to hear us focus on several key themes during the call today. First we will be talking about our record top and bottom line performance across the board. These are the results of considerable efforts over the past 18 months to turn an undercapitalized and largely unprofitable business with limited growth prospects into a well capitalized and consistently profitable company with growing and diversifying revenue streams and improved margins.

This is a great story to tell and one I am enjoying being a part of. We're proud of it and we think you will be pleased as well. Secondly, and of equal importance, we are going to hear in greater detail than we have shared in the past our strategic vision for the company, how we plan to grow and where we see this growth coming from.

This is an exciting time for the company with uncapped and untapped potential and opportunities that allow us to outperform in multiple market cycles because we know cycles are always coming. Finally, we're going to review our efforts to increase transparency and engage more directly with our shareholders. As we have ambitious plans for the future with National Holdings based on sustained success and improving the fundamentals of the business and its long-term prospects, it's important that everyone's voice is heard and hope that those voices will be supportive of our strategic vision designed to benefit our long-term shareholders.

In summary, we believe we are well-positioned to build a business based on having executed a transformational strategy from an underperforming company to a profitable and growing enterprise. Five consecutive quarters of positive net income, a strong balance sheet of $21 million in cash, and a greatly simplified capital structure. A proven track record of successfully integrating M&A and an experienced management team with significant expertise in the broker-dealer industry.

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Mark Klein — National Holdings Corporation Co-Executive Chairman and Chief Executive Officer

Before turning the call over to Alan, let me take a few minutes to discuss our results in the broader context of our long-term strategy. As we look to the second half of the fiscal year and beyond, we are well-positioned to continue leveraging our core strength and building momentum in all facets of our business.

As you are aware, since we joined the company and in working with the board and our various business unit heads we have collectively made significant headway in righting the ship, including our efforts to restore profitability, improve margins, drive the top line, remove excess costs in the business, enhance and diversify revenue streams through the introduction of new products and services, centralize our platforms and processes and participate in M&A. With that said, we are not done. We are still in the growth mode as our continued outperformance indicates.

So to answer the question of what can you expect from us going forward, I'd first point to what it is we are aiming to achieve followed by an understanding of how we expect to get there. In short, we want to become a leading multi-channel platform, a one stop shop if you will, for a range of clients including retail and institutional investment professionals, wealth managers and investment bankers as well as their clients. We aim to offer these groups first and foremost our comprehensive brokerage services as well as open architecture, asset management, financial planning, insurance products, and accounting services.

For our midmarket focus institution clients we intend to offer investment banking, capital markets, market making and institutional coverage. Now in many respects we're already offering these services. The next step is to enhance and broaden these capabilities while expanding our client base.

So, how do we get there? First, we continue to focus on the core strategic areas I mentioned when reviewing our quarterly highlights that has gotten us to this point in just the last five quarters. We intend to continue to strengthen our core while placing an increasing emphasis on introducing additional products and services that can help us increase client retention and enhanced profitability.

Secondly, we continue to grow both organically and through acquisitions, mindfully maintaining a healthy balance sheet, which at the quarter close had more than $21 million in cash. Third, we will continue to evaluate additional opportunities to advance our strategy, to drive topline growth, expand our existing businesses, attract and retain revenue-generating talent and diversify into new financial services areas.

This may include our involvement in mergers and acquisition should opportunities arise where evaluations make sense. We are well aware of the significant level of consolidation taking place in almost all facets of financial services, including the areas where we focus. Of course, we will not do a deal for the sake of doing one or where we may jeopardize what we have built.

We will also not extend ourselves beyond what our infrastructure can handle and into areas where we do not have expertise. Nor will we expand it to areas that are not complimentary to our existing businesses. However, we believe we are well-positioned to grow through organic means as we have proven, but will look at any serious proposals that can benefit the company long-term and enhance shareholder value.

Our management, board and initial investment group collectively own over 20 percent of the company. This significant insider ownership underscores that management and the board are totally aligned with the interest of shareholders. As you saw with Gilman, we again proved our ability to identify, close and integrate acquisitions ahead of schedule while realizing a meaningful degree of upfront synergies and go forward cost savings.

We look to support and expand Gilman's operations moving ahead to additional acquisitions of niche accounting firms consistent with our past practices of growing profitable and complementary business segments. Our participation in M&A is not limited to being a consolidator, even if that is where we see the most potential for growth and ability to generate shareholder value.

Consistent with the board's fiduciary duty we will evaluate all realistic bids or merger opportunities. As we noted in our recent proxy statement, we were approached in the past and as recently as the first quarter of 2014, we were involved in merger discussions that our board deemed attractive as it was in line with recent precedent transactions in our industry and was serious enough to pursue. Ultimately, because of internal restrictions of the side of the buyer a deal was not consummated.

I want to stress and reiterate that we are aligned with all shareholders in setting the course for the company going forward and what makes sense for all shareholders. Many of you have been long-term shareholders and we appreciate you and thank you for your belief in us and continued support.

I have stated before, we hope to be able to seek a national listing that will position the company as an investment opportunity to a broader institutional base. A national listing will also help with recruitment and retention. To that end, we have put forth in our proxy the opportunity for management, if and when appropriate, to reverse split our stock in order to meet national listing requirements. We want to enhance shareholder value as rapidly as we can, but we are mindful of the need to proceed at an appropriate pace while managing risk.

In conclusion, I am highly confident in management's ability to continue executing on the strategy in today's market environment. Since joining the company in January of 2013, National Holdings has never been stronger from a financial and operational perspective. Our future prospects remain bright as the second half has been historically been our seasonal business peak.

With our record financial and operating performance we are also committed to proactively telling our story and meeting with all of our investors. When I first joined the company, the management team was rightly focused on turning the company around and devoted all of its attention to this matter. We also began implementing best practices when relating to increasing and improving shareholder communication and started regular quarterly conference calls to provide updates on our financial performance and operational outlook.

Now that we are seeing the fruits of our labor as a business outperforms, we are dedicating more time to providing complete transparency into the future direction of National Holdings. We are also meeting with shareholders, sharing directly our goals and long-term strategic vision. This is not a one-way conversation as we are soliciting feedback from all our shareholders and will continue to do so.

As part of this effort, we will be presenting at the upcoming 15th Annual B. Riley Investor Conference in Santa Monica, California next Wednesday, May 21st. A press release will be issued in the coming days to provide additional details about our participation. As you know B. Riley has had a strong record of convening microcap and growth-oriented investors and we will have the opportunity to meet with many of them. This forum will include a group presentation and one-on-one meetings with investors.

Perhaps some of you on today's call will be sitting down with us. We will look at this and other opportunities to actively tell our story and increase our presence with the institutional shareholder community. And last, we expected to conduct our next conference call on approximately August 15.

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Important Additional Information

National, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with National’s 2014 Annual Meeting of Stockholders. National intends to file a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation. NATIONAL’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of National’s directors and executive officers and their respective interests in National by security holdings or otherwise is set forth in National’s Preliminary Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on March 12, 2014. To the extent holdings of such participants in National’s securities have changed since the amounts described in National’s Preliminary Proxy Statement for the 2014 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in National’s Annual Report on Form 10-K for the year ended September 30, 2013, filed with the SEC on December 27, 2013 and in National’s Quarterly Reports on Form 10-Q for the two quarters of the fiscal year ended September 30, 2014 filed with the SEC on February 14, 2014 and April 14, 2014, respectively. Information regarding National’s directors and executive officers who may, under rules of the SEC, be considered participants in the solicitation of proxies for the 2014 Annual Meeting of Stockholders, including their respective interests by security holdings or otherwise, also will be set forth in the Definitive Proxy Statement for National’s 2014 Annual Meeting of Stockholders when it is filed with the SEC.

Forward Looking Statements

This communication provides cautionary statements. All statements that express or involve discussions as to: expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, identified through the use of words or phrases such as we or our management believes, expects, anticipates or hopes and words or phrases such as will result, are expected to, will continue, is anticipated, estimated, projection and outlook, and words of similar import) are not statements of historical facts and may be forward-looking. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties including, but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed in the documents filed by National with the SEC. Many of these factors are beyond our control. Actual results could differ materially from the forward-looking statements we make in this communication or in other documents that reference this communication. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this communication or other documents that reference this communication will, in fact, occur.

These forward-looking statements involve estimates, assumptions and uncertainties, and, accordingly, actual results could differ materially from those expressed in the forward-looking statements. These uncertainties include, among others, the following: (i) the inability of our broker-dealer operations to operate profitably in the face of intense competition from larger full service and discount brokers; (ii) a general decrease in merger and acquisition activities and our potential inability to receive success fees as a result of transactions not being completed; (iii) increased competition from business development portals; (iv) technological changes; (v) our potential inability to implement our growth strategy through acquisitions or joint ventures; and (vi) our potential inability to secure additional debt or equity financing.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time and it is not possible for our management to predict all of such factors, nor can our management assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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